Registration No. 2-71704



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                 POST-EFFECTIVE AMENDMENT NO. 3
                               TO
                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                    ________________________

                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
 (State or other jurisdiction          (I.R.S. Employer
     of incorporation or              Identification No.)
        organization)

       Post Office Box 11315, Kansas City, Missouri  64112
            (Address of principal executive offices)
                    ________________________

                       SPRINT CORPORATION
                     1981 STOCK OPTION PLAN
                     (Full title of the Plan)
                    ________________________

                          DON A. JENSEN
                  Vice President and Secretary
                         P.O. Box 11315
                  Kansas City, Missouri  64112
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (913) 624-3326
                    ________________________

     This Registration Statement as originally filed related to the offering of 700,000 shares of Sprint Common Stock ("Sprint
Common Stock") issuable under the 1981 Stock Option Plan.   In
December, 1989, there was a two-for-one split of the Sprint Common Stock, increasing the number of shares covered by the Registration Statement to 1,090,015 shares. In connection with the spin-off of Sprint's cellular division in March 1996, the number of shares covered by the Registration Statement was increased to 1,107,618 shares to prevent dilution. Options for 1,070,199 shares were exercised prior to the reclassification of each share of Sprint Common Stock into one share of FON Stock and one-half of a share of PCS Stock on November 23, 1998 and the conversion of the options into options to purchase FON Stock and PCS Stock. Following the reclassification, options for 2,949 shares of FON Stock and 1,475 shares of PCS Stock were exercised. No options are outstanding and no additional options will be granted under the Plan. Therefore, the Registration Statement is amended to deregister the remaining 34,470 shares of FON Stock and 17,234 shares of PCS Stock covered by the Registration Statement.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 14th day of April, 1999.

                              SPRINT CORPORATION

                              By /s/ Don A. Jensen
                                 (Don A. Jensen, Vice President)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
W. T. ESREY*            Chief Executive Officer     )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                                                    )
                        Executive Vice President    )
                        - Chief Financial Officer   )
                        (Principal Financial        )
/s/ A. B. Krause        Officer)                    )
(A. B. Krause)                                      )
                                                    )
                                                    )
                        Senior Vice President and   )
J. P. MEYER*            Controller                  )   April 14, 1999
                        (Principal Accounting       )
                        Officer)                    )
                                                    )
                                                    )
DUBOSE AUSLEY*          Director                    )
                                                    )
                                                    )
WARREN L. BATTS*        Director                    )
                                                    )
                                                    )
MICHEL BON*             Director                    )
                                                    )
                                                    )
                        Director                    )
(I. O. Hockaday, Jr.)                               )

                        Director                    )
(H. S. Hook)                                        )
                                                    )
RONALD T. LEMAY*        Director                    )
                                                    )
                                                    )
LINDA K. LORIMER*       Director                    )
                                                    )   April 14, 1999
                                                    )
C. E. RICE*             Director                    )
                                                    )
                                                    )
RON SOMMER*             Director                    )
                                                    )
                                                    )
STEWART TURLEY*         Director                    )
                                                    )




/s/ A. B. Krause
*(Signed by A. B. Krause, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 2-71704)